January 29, 2007

John Stockmal
Director of Project Management
Protalex, Inc.
145 Union Square Drive
New Hope, PA 18938

Telephone: 215.862.9720
Fax: 215. 862.6614
Email: jstockmal@protalex.com

PREX8000: This service estimate is executable if signed and returned within 30 days.

Service Estimate

Process Transfer and Manufacture of Two Clinical Batches of PRTX-100

Objective:

Protalex, Inc. (“Protalex” or “Client”) has requested that AAIPharma Inc. (“AAIPharma”) manufacture two (2) batches of lyophilized PRTX-100 in a 5-mL vial for Phase I clinical studies according to the formulation, process and specifications provided by Protalex. Protalex is responsible for release of the batches for clinical use. The AAIPharma Safety Department has assigned a level 2 safety rating for PRTX-100.

Summation of Services:

Process Transfer and Manufacture of Engineering Batch
Manufacture of Two (2) Clinical Batches
Stability Program for Two (2) Clinical Batches
Project Management

Total Estimated Cost	$	XXXX*
*Note: Excludes Materials and Specialty Items.

THE TERMS AND PROVISIONS OF THE FOLLOWING ATTACHED APPENDICIES ARE INCORPORATED HEREIN BY REFERENCE AND SHALL BE BINDING ON THE PARTIES:

APPENDIX I	DESCRIPTION OF SERVICES
APPENDIX II	PAYMENT SCHEDULE AND TERMS
APPENDIX III	GENERAL TERMS AND CONDITIONS

THE SERVICES DESCRIBED IN THIS SERVICE ESTIMATE, INCLUDING THE APPENDICES HERETO, SHALL BE REFERRED TO HEREIN AS THE "SERVICES."

THE PHARMACEUTICAL PRODUCT TO BE MANUFACTURED PURSUANT TO THIS SERVICE ESTIMATE SHALL BE REFERRED TO HEREIN AS THE "PRODUCT."

THIS SERVICE ESTIMATE SHALL BECOME BINDING ON THE PARTIES IF SIGNED BY AN AUTHORIZED REPRESENTATIVE OF PROTALEX, INC. AND RETURNED TO AAIPHARMA WITHIN 30 DAYS OF THE DATE HEREOF.

AAIPharma Inc.	Protalex, Inc.

Reviewed and Approved by:	Printed Name of Authorized Representative
Beth Balkcum
Manager, Product Development,
Project Management

Date	Signature

Reviewed and Approved by:	Date
Lee Karras
Senior Vice President, Pharmaceutical
Operations

Date	Purchase Order Number

Please return signed document to:
Baron Bowers
Project Manager, Product Development Group
AAIPharma Inc.	Telephone: 843.746.2513
4221 Faber Place Drive	Facsimile: 843.746.2550
Charleston, SC 29405	E-mail: baron.bowers@aaipharma.com

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Appendix I
Description of Services

I.	Project Responsibility

A.
Client will supply AAIPharma with sufficient quantities of Active Pharmaceutical Ingredient (“API”) and a current MSDS. Note: Client will supply the API accompanied by a Certificate of Analysis (COA) and a release statement or a COA from an independent laboratory in order for AAIPharma to perform limited release testing.

B.
AAIPharma will perform the following tests to release the API: identification and appearance. Note: A change order may be necessary if additional release testing is required by AAIPharma. AAIPharma will release a single lot of API to be used in the engineering and clinical batches.

C.
AAIPharma will source sufficient amounts of packaging components and materials on behalf of Client for use in the activities described herein. The costs will be passed-through to Client plus 15% for sourcing and handling.

D.	AAIPharma will perform full COA testing per USP or specification for all raw materials and packaging components.

II.	Process Transfer and Engineering Batch

AAIPharma will
•	Review all technical documentation provided by Protalex.
•	Generate appropriate test procedures and specifications for manufacturing PRTX-100.
•	Prepare and issue a batch record to manufacture an engineering batch of PRTX-100.
•
Set-up AAIPharma equipment as appropriate for the Protalex-specified packaging components and perform trial runs to optimize the operating parameters of the filling equipment (Note: If AAIPharma does not purchase the components directly, then Protalex will be responsible for sourcing the components in packaging configurations suitable for AAIPharma gross cleaning equipment).

•
Compound, aseptically fill and lyophilize one full-scale engineering (test) batch as outlined in the batch record; if API is limited, AAIPharma will use surrogate material or placebo to fill the shelves of the lyophilizer.

•	Perform appropriate in-process testing (pH, appearance, bioburden, fill weight and concentration via UV 280).
•
Test the batch according to specifications agreed upon in writing by Protalex and AAIPharma. AAIPharma will test the batch for concentration by UV280, appearance, pH, isoelectric focusing (IEF), SDS-PAGE, Size Exclusion Chromatography (SEC), PX1 Binding Affinity (ELISA), concentration by μBCA, moisture (cKF), completeness, clarity, and color of solution after reconstitution, reconstitution time, content uniformity, analytical content (the appropriate method is to be determined) and particulate matter (via HIAC).

•	Perform cleaning verification testing.
•	Dispose of any remaining vials (Note: The engineering batch will not be packaged or labeled for clinical use).
•	Complete the batch record (Note: AAIPharma QA approval is not required for master or executed copies of engineering batch records).

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Estimated Cost for Section II	$	XXXX

III. Clinical Batch Manufacture

AAIPharma will:
•	Prepare the master batch record - to be approved by Protalex.
•	Compound, aseptically fill and lyophilize two (2) batches of PRTX-100 in a 5-mL vial (Batch sizes: approximately 2,000 vials).
•	Perform appropriate in-process testing during manufacturing (i.e. pH, appearance, bioburden, fill weight and concentration via UV 280).
•
Release the batches according to specifications agreed upon in writing by Protalex and AAIPharma. AAIPharma will test the batches for concentration by UV280, appearance, pH, isoelectric focusing (IEF), SDS-PAGE, Size Exclusion Chromatography (SEC), PX1 Binding Affinity (ELISA), concentration by μBCA, moisture (cKF), completeness, clarity, and color of solution after reconstitution, reconstitution time, content uniformity, analytical content (the appropriate method is to be determined), particulate matter (via HIAC), endotoxin and sterility.

•	Perform cleaning verification testing.
•	Inspect, label and package the vials - 100% visual inspection; Protalex to approve label copy in writing or provide finished labels with an approved proof copy.
•	Complete the batch records and issue a copy to Protalex.
•	Ship the batches FOB to Protalex or a designated site as a single shipment. Each additional shipment will incur an additional $XXXX handling charge.

Estimated Cost for Section III	$XXXX per batch or $XXXX

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IV. Stability Program for Clinical Batches

AAIPharma will set stability for two (2) lots of PRTX-100. Stability evaluations will be performed on the drug product. Data reports will be provided as generated for each time point and a final report will be issued at the end of the study. A stability protocol will be developed by AAIPharma and reviewed and accepted in writing by Protalex. The stability protocol and analytical testing are described in the following table:

TESTS PERFORMED
1. Appearance
2. pH
3. Concentration by UV280 or μBCA
4. Completeness, clarity and color of solution
5. Moisture (cKF)
6. PXI Binding Affinity (ELISA)
7. SEC
8. SDS-PAGE
9. Particulate matter (HIAC)
10. Sterility

SAMPLING SCHEDULE
Time (Months)	25°C/60% RH	30°C/65% RH	40°C/75% RH
0	Tests 1-10
1	Tests 1-9	HOLD*	Tests 1-9
3	Tests 1-9	HOLD*	Tests 1-9
6	Tests 1-9	HOLD*	Tests 1-9
9	Tests 1-9	HOLD*	N/A
12	Tests 1-10	HOLD*	N/A
18	Tests 1-9	N/A	N/A
24	Tests 1-10	N/A	N/A

*HOLD samples will only be tested if significant change occurs during the 6 months storage at 40°C/75% RH, or if requested by Protalex, at an additional cost.

Estimated Cost for Section IV	$XXXX per batch or $XXXX[1]

1Note: this cost assumes the batches will be placed on stability at separate times.

V.	Project Management

AAIPharma will assign a Project Manager to communicate project progress, track projects and facilitate project team meetings. Teleconferences will be held as needed between the project team and Protalex. The Project Manager will provide e-mail communications to Protalex updating the progress on any projects in-process.

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Appendix II
Payment Schedule and Terms

The estimated cost for the activities outlined in this contract is $XXXX. Materials and packaging components will be passed through to Client at cost plus 15%. A summary of the breakdown costs is as follows:

Service Agreement Section	Service Agreement Description	Estimated Cost
Section I.	Project Responsibility	Cost plus 15%
Section II.	Engineering Batch Manufacture	$XXXX
Section III.	Clinical Batch Manufacture (2)	$XXXX
Section IV.	Stability Program (2)	$XXXX

In addition, Client will be charged for all out-of-pocket costs and/or expenses associated with the activities outlined herein. Such costs and expenses shall include required raw materials, travel and shipping expenses, and lab supplies such as columns, standards and chemicals unavailable from Client. All documented and reasonable out-of-pocket costs and/or expenses will be billed at cost plus 15%. Actual costs based on vendor invoices plus 15% will be invoiced.

AAIPharma will provide Client with copies of raw data upon request. These data will be provided at a charge of $XXXX for non-chromatographic projects and $XXXX for chromatographic projects.

AAIPharma will revise the final reports once at no additional charge upon Client’s request. Additional revisions to final reports will be conducted at $XXXX per hour. Client will not be charged for revisions required due to AAIPharma error.

AAIPharma will notify Client should testing yield aberrant or out-of-specification data. All work (including time spent reviewing the investigation with laboratory management and quality assurance personnel) associated with laboratory investigations that are not due to AAIPharma’s error will be charged to Client at $XXXX per hour. Client also agrees to pay for any re-tests that confirm the original test results including marginal pass/fail results.

AAIPharma will perform all testing per the methods indicated. Should method optimization or development be required, Client will be notified and, upon approval, method optimization/development will be conducted at $XXXX per hour.

Stability setup and storage charges are due and payable upon initiation of the study. These fees are not refundable. Client will be entitled to terminate the project at any time with thirty (30) days prior written notice. Any revisions to the stability protocol made after the initiation of the study will be charged to Client at $XXXX per hour.

This cost estimate is based on the information available and AAIPharma’s experience with the procedures involved. AAIPharma reserves the right to revise this Agreement should the scope of the project change. Any changes in the scope or the nature of the work covered by this service Agreement must be mutually agreed to and confirmed by a written change order.

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PAYMENT SCHEDULE

Payment	Payment Description	Amount
1	Prepayment Due Upon Signature of Contract	$XXXX
2	Engineering Batch Manufacture	$XXXX
3	First Clinical Batch is Released by AAIPharma Quality Assurance	$XXXX
4	Second Clinical Batch is Released by AAIPharma Quality Assurance	$XXXX
5	Stability Program Initiated for Clinical Batch #1	$XXXX
6	6 Month Stability Report is Issued for Clinical Batch #1	$XXXX
7	12 Month Stability Report is Issued for Clinical Batch #1	$XXXX
8	18 Month Stability Report is Issued for Clinical Batch #1	$XXXX
9	24 Month Stability Report is Issued for Clinical Batch #1	$XXXX
10	Stability Program Initiated for Clinical Batch #2	$XXXX
11	6 Month Stability Report is Issued for Clinical Batch #2	$XXXX
12	12 Month Stability Report is Issued for Clinical Batch #2	$XXXX
13	18 Month Stability Report is Issued for Clinical Batch #2	$XXXX
14	24 Month Stability Report is Issued for Clinical Batch #2	$XXXX

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Appendix III
General Terms and Conditions

a. Requirements Client will supply AAIPharma with this Service Estimate, or a copy of it, signed by the appropriate authorized Client representative. Client will also supply AAIPharma with a purchase order number and prepayment in the amount of $XXXX.

b. Invoicing Unless otherwise agreed, AAIPharma will invoice Client pursuant to the Payment Schedule and Terms set forth in Appendix II. All invoices are due and payable upon receipt and are subject to 1.5% interest monthly after thirty (30) days from the date of the respective invoice. In the event of default in the payment for services rendered, Client shall be responsible for all collection fees and expenses incurred by AAIPharma, including reasonable attorney’s fees.

c. Good Manufacturing Practices AAIPharma operates its manufacturing facilities in compliance with applicable, current Good Manufacturing Practices and AAIPharma internal standard operating procedures, and is registered with the Food and Drug Administration, Registration Numbers 10-49418, 10-58430, 19-54450 and 10-55790 (Wilmington, NC; Research Triangle Park, NC; Shawnee, Kansas and Charleston, SC; respectively).

d. Amendment No addition to or modification of this Service Estimate shall be effective unless made in writing and signed by both parties, except the parties may orally agree to a change order (encompassing a change in project scope or definition) for additional services providing the associated fee for such additional services does not exceed 10% of the relevant portion of the project cost. AAIPharma will confirm in writing any such oral change order, and Client will be responsible for payment for such additional services.

e. Termination Client shall be entitled to terminate or cancel the project at any time on thirty (30) days' written notice received by AAIPharma prior to the respective scheduled manufacturing date. In the event of such termination or cancellation, Client will be obligated to pay only for the cost of work, materials and services used for the project through the effective date of the cancellation, reasonable project shut down costs, and AAIPharma's cost of all materials and services previously acquired or contracted for and which cannot be utilized in other day-to-day operations. In addition, a cancellation fee in the amount of $XXXX(50% of the estimated project cost set forth in Appendix II (the “Project Cost”) shall be due to AAIPharma should Client provide AAIPharma less than thirty (30) days and more than ten (10) days notice of such termination or cancellation in writing. Client shall pay to AAIPharma a cancellation fee in the amount of $XXXX(75% of the Project Cost) should it provide AAIPharma ten (10) days or less notice of such termination or cancellation in writing. Such Project Cost payments will be invoiced as provided hereunder. Client shall not be charged a cancellation fee for any manufacturing orders canceled if a written notice of cancellation is received by AAIPharma more than thirty (30) days before the scheduled clinical supplies manufacturing.

f. Delivery Schedule Delivery dates, if any, in this Service Estimate are approximations. AAIPharma shall not be liable for, nor shall AAIPharma be in breach of its obligations to Client because of any delivery made within reasonable time of the estimated delivery date.

g. Safety information To ensure the safe handling, storage, usage, shipment and disposal of chemicals and other materials provide to AAIPharma by Client, Client warrants that it will provide AAIPharma with all necessary safety information (including, without limitation, Material Safety Data Sheets). Client is responsible for labeling and all other information relevant to the chemicals, materials, drug product and placebo (“Materials”), as appropriate.

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h. Warranty AAIPharma warrants that all services performed by it hereunder conform to the requirements set forth in this Service Estimate. The foregoing warranty is made to Client only and is not transferable. AAIPHARMA MAKES NO WARRANTIES, EITHER EXPRESS, IMPLIED OR OTHERWISE, EXCEPT THOSE HEREIN EXPRESSLY PROVIDED. AAIPHARMA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT AND ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE ACTUAL SCIENTIFIC OR PHARMACEUTICAL RESULTS OF THE SERVICES HEREUNDER WILL NECESSARILY MEET CLIENT’S DESIRED SCIENTIFIC OR OTHER RESULTS.

i. Liability Limitation AAIPharma will perform all services hereunder according to good scientific practices and in conformity with relevant cGMP's. The parties agree that AAIPharma's entire liability for performing these services is limited to the amount of compensation received from Client pursuant to this Service Estimate. Notwithstanding anything in this Service Estimate or otherwise to the contrary, in no event shall AAIPharma or its affiliates be liable under any theory, including negligence, for lost profits, or special, incidental, consequential, indirect, punitive or exemplary damages.

j. Indemnification Client shall defend, indemnify and hold harmless AAIPharma, its directors, officers, employees, agents and representatives from any claims, proceedings or investigations arising out of or in connection with the services preformed hereunder including, without limitation, amounts paid in settlement of claims, proceedings or investigations, and shall bear all expenses, fees or costs in connection therewith (“Loss”), provided that such Loss is not the result of AAIPharma’s gross negligence or willful misconduct.

k. Proprietary Information and Technology Client will own all data and written reports arising out of this project and all chemical entities supplied by Client or prepared for Client in this project upon payment for Services. Any patent or other intellectual property rights directly resulting from information supplied by Client to AAIPharma in the performance of this project will be assigned to Client. Notwithstanding the foregoing, AAIPharma shall retain ownership of any inventions, processes, techniques, improvements, know-how, trade secrets, discoveries and other intellectual properties and other assets which have been, or will be, developed by AAIPharma independent of the services and this Service Estimate (hereinafter, “AAIPharma Proprietary Technology”). In the event Client chooses to further develop and/or commercialize a technology comprising, in whole or in part, AAIPharma Proprietary Technology, Client must first obtain a license from AAIPharma to use such AAIPharma Proprietary Technology. Such license agreement shall be memorialized in a separate writing containing mutually agreeable terms negotiated in good faith by AAIPharma and Client. Client agrees to indemnify AAIPharma against any liability for infringement of any patent or other intellectual property rights arising from Client-directed services or Client-supplied information in the performance of this project.

l. Nondisclosure AAIPharma agrees, for a period of five (5) years from the date hereof, that, except to the extent required by law, regulation, judicial requirement, or regulatory agency, it will not itself use, or provide or disclose to any third party, any information, data, or documents which were specifically developed or generated by AAIPharma for Client other than any AAIPharma Proprietary Technology incorporated therein.

m. Excluded Materials Notwithstanding the nondisclosure section set forth above, information, data, or documents developed or generated by AAIPharma for its internal use or for third parties other than Client is not restricted by the ownership rights to be transferred to Client herein. Further, data and technology relating to the synthesis of raw material and dosage forms other than Client’s product is not restricted by this Agreement for AAIPharma's subsequent use.

n. Choice of Law This Service Estimate shall be interpreted and construed in accordance with the laws of the State of Delaware, without the application of its choice of law provisions to the contrary.

o. Force Majeure AAIPharma shall not be liable for any failure to meet its obligations under this Agreement due to any cause beyond AAIPharma’s reasonable control, including, without limitation, acts of public enemy, acts of any governmental authority, including governmental laws, ordinances, rules and regulations whether or not valid, acts of God, including hurricanes, floods, epidemics and severe weather, quarantine restrictions, strikes or lockouts, labor disputes or shortages, embargoes, war, riot, malicious acts or damage, accidents, interruption of supplies, equipment malfunction or failure of electrical supply or other utilities.

p. Inspection Both parties recognize that proper authorities may request that AAIPharma produce records, data, or materials related to Client products during the course of, or as the subject of, an inspection. In such instances, AAIPharma will notify AAIPharma’s contact at Client of such regulatory inspection.

q. Survival Paragraphs e, h, i, j, k, l, n and q of this Appendix III shall survive the expiration, cancellation or termination of this Service Agreement.

r. Samples Unless otherwise set forth herein, after performance of the services contemplated hereunder, AAIPharma will retain any Materials for a period of two (2) months. After that time, such Materials will automatically be returned to Client or destroyed by appropriate means in Wilmington, NC. Please initial and date one selection:

Client would like for AAIPharma to ______return_____ destroy the remaining samples.

If the disposition of the samples is not indicated, the samples will be returned to Client at the end of the 2-month retain period. All shipping charges will be charged to the Client.

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